Incorporated Under the Laws of the State of Florida

Certificate No.                                                Shares


                       AMERICAN ACCESS TECHNOLOGIES, INC.

                 10,000,000 Shares Authorized - Par Value $.001

                      COMMON STOCK - CUSIP No. 02368F 10 8

         This certifies that________________________________________________ is the registered holder of__________________________________________ shares of the
Common Stock of American Access Technologies, Inc. fully paid and non-assessable hereinafter only on the books of the Corporation by the holders hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be affixed.

                                                  Executed this date
COUNTERSIGNED - TRANSFER AGENT

Florida Atlantic stock Transfer, Inc.              _____________________________
5701 North Pine Island Road, Tamara, FL 33321                          President

By:_______________________________                 _____________________________
         Authorized Signature                                          Secretary